EXHIBIT 10.5

THIRD PARTY
STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (the “Agreement”) is made this 4th day of August, 2006 by and between MARKLAND TECHNOLOGIES, INC., a Florida corporation with a principal place of business at 222 Metro Center Blvd., Warwick, Rhode Island 02886 (“Pledgor”) and SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”).

Recitals

Bank proposes to make certain loans to Technest Holdings, Inc. (the “Borrower”) pursuant to: (i) a certain Loan and Security Agreement dated as of August 4, 2006 between Borrower, Lender, and certain other parties party thereto, as amended from time to time (as amended, the “Term Loan Agreement”), and (ii) a certain Loan and Security Agreement (Working Capital Line of Credit) dated as of August 4, 2006 between Borrower and Lender, and certain other parties party thereto, as amended from time to time (as amended, the “WCL Loan Agreement”) (hereinafter the Term Loan Agreement and the WCL Loan Agreement are collectively referred to as, the “Loan Agreement”). To secure the Obligations, as defined in the Loan Agreement and as referenced in the Unconditional Guaranty between Pledgor and Bank dated as of even date herewith (the “Guaranty”), Pledgor has agreed to pledge to Bank 1,739,130 (number of shares worth $6,000,000, to be determined on the closing date) shares of capital stock of Borrower in which Pledgor now owns or hereafter acquires an interest (the “Shares”). Any capitalized terms used without definition herein shall have the meanings assigned to them in the Loan Agreement.

NOW, THEREFORE, Pledgor and Bank agree as follows:

1.    Pledge of Securities.

(a)    Pledgor hereby pledges, assigns and delivers to Bank and grants to Bank a security interest in the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing (all hereinafter called the “Pledged Collateral”), as security for the prompt performance of all of the Obligations, as defined in the Loan Agreement and as referenced in the Guaranty (the “Secured Indebtedness”), and Pledgor’s obligations hereunder.

(b)    The term “Pledged Collateral” shall also include any securities, instruments or distributions of any kind issuable, issued or received by Pledgor upon conversion of, in respect of, or in exchange for any other Pledged Collateral, including, but not limited to, those arising from a stock dividend, stock split, reclassification, reorganization, merger, consolidation, sale of assets or other exchange of securities or any dividends or other distributions of any kind upon or with respect to the Pledged Collateral.

(c)    The certificate or certificates for the securities included in the Pledged Collateral, accompanied by an instrument of assignment duly executed in blank by Pledgor, have been, or will be immediately upon the subsequent receipt thereof by Borrower, delivered by Pledgor to Bank. Pledgor shall cause the books of Borrower to reflect the pledge of the Shares. Upon the occurrence of an Event of Default hereunder, Bank may effect the transfer of any securities included in the Pledged Collateral into the name of Bank and cause new certificates representing such securities to be issued in the name of Bank. Pledgor will execute and deliver such documents, and take or cause to be taken such actions, as Bank may reasonably request to perfect or continue the perfection of Bank’s security interest in the Pledged Collateral.

2.    Representations, Warranties and Covenants. Pledgor represents and warrants to and covenants with Bank that:

(a)    The Pledged Collateral is owned by Pledgor free and clear of any security interests, liens or encumbrances;

(b)    Pledgor has full power and authority to create a first lien on the Pledged Collateral in favor of Bank and no disability or contractual obligation exists which would prohibit Pledgor from pledging the Pledged Collateral pursuant to this Pledge Agreement, and Pledgor will not assign, create or permit to exist any other claim to, lien or encumbrance upon, or security interest in any of the Pledged Collateral;

(c)    There are no subscriptions, warrants or other options exercisable with respect to the Shares;

(d)    The Shares have been duly authorized and validly issued, and are fully paid and non-assessable; and

(e)    The Pledged Collateral is not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Pledgor knows of no reasonable grounds for the institution of any such proceedings.

All the above representations and warranties shall survive the making of this Agreement.

3.    Voting Prior to Demand. Unless an Event of Default (as defined below) shall have occurred and be continuing, Pledgor shall be entitled to exercise any voting rights with respect to the Pledged Collateral and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights of Pledgor to vote and give consents, waiver and ratifications shall upon notice to Pledgor cease in case such an Event of Default hereunder shall occur and be continuing.

4.    Events of Default. Each of the following shall constitute an event of default (“Event of Default”) hereunder:

(a)    The occurrence of, and the continuance of, an Event of Default under the Loan Agreement; or

(b)    The breach of any provision of this Agreement by Pledgor or the failure by Pledgor to observe or perform any of the provisions of this Agreement.

5.    Bank’s Remedies Upon Default.

(a)    Upon the occurrence and during the continuance of an Event of Default, Bank shall have the right to exercise all such rights as a secured party under the Uniform Commercial Code of the Commonwealth of Massachusetts as it, in its sole judgment, shall deem necessary or appropriate, including the right to sell all or any part of the Pledged Collateral at one or more public or private sales upon ten (10) days’ written notice to Pledgor, and any such sale or sales may be made for cash, upon credit, or for future delivery, and in connection therewith, Bank may grant options, provided that any such terms or options shall, in the best judgment of Bank, be extended only in order to obtain the best possible price.

(b)    Pledgor recognizes that Bank may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (“Act”), so that Bank may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and without a view to the distribution or resale thereof. Pledgor understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Pledged Collateral were sold at public sales, and agrees that Bank has no obligation to delay the sale of any of the Pledged Collateral for the period of time necessary (even if Bank would agree), to register such securities for sale under the Act. Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

(c)    After the sale of any of the Pledged Collateral, Bank may deduct all reasonable legal and other expenses and attorney’s fees for preserving, collecting, selling and delivering the Pledged Collateral and for enforcing its rights with respect to the Secured Indebtedness, and shall apply the residue of the proceeds to the Secured Indebtedness in such manner as Bank in its reasonable discretion shall determine, and shall pay the balance, if any to Pledgor.

6.    Amendment of Loan Documents. Pledgor authorizes Bank, without notice, consent or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, or otherwise change the terms of the Loan Documents, as defined in the Loan Agreement, or any part thereof; (b) take and hold security for the payment of the Loan Documents, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Bank in its sole discretion may determine.

7.    Pledgor Waivers. Pledgor waives any right to require Bank to (a) proceed against Borrower, any guarantor or any other person; (b) proceed against or exhaust any security held from Borrower; (c) marshal any assets of Borrower; or (d) pursue any other remedy in Bank’s power whatsoever. Bank may, at its election, exercise or decline or fail to exercise any right or remedy it may have against Borrower or any security held by Bank, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Pledgor hereunder. Pledgor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower. Pledgor waives any setoff, defense or counterclaim that Borrower may have against Bank. Pledgor waives any right of subrogation or reimbursement, contribution or other rights against Borrower, and Pledgor waives any right to enforce any remedy that Bank now has or may hereafter have against Borrower. Pledgor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower until payment in full of the Obligations and termination of the Loan Agreement and the Guaranty. Pledgor waives all rights to participate in any security now or hereafter held by Bank. Pledgor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Pledge Agreement, notices of any default, notices of payment and nonpayment, or any nonpayment at maturity, notices of release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Pledgor may in any way be liable, and notices of the existence, creation, or incurring of new or additional indebtedness. Pledgor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Borrower, warrants to Bank that it will keep so informed, and agrees that absent a request for particular information by Pledgor, Bank shall have no duty to advise Pledgor of information known to Bank regarding such condition or any such circumstances.

8.    Borrower Insolvency. If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition is filed against Borrower, and in any such proceeding some or all of any indebtedness or obligations under the Loan Documents are terminated or rejected or any obligation of Borrower is modified or abrogated, or if Borrower’s obligations are otherwise avoided for insolvency, bankruptcy or any similar reason, Pledgor agrees that Pledgor’s liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Agreement shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Bank upon the insolvency, bankrupt-cy or reorganization of Borrower, Pledgor, any other person, or otherwise, as though such payment had not been made.

9.    Indemnification. Pledgor agrees to defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement, and (b) all losses or expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Pledgor, under this Agreement (including without limitation attorneys’ fees and expenses), except for obligations, demands, claims, liabilities, losses and Bank expenses caused by Bank’s gross negligence or willful misconduct.

10.    Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by prepaid telefacsimile to Pledgor or to Bank, as the case may be, at its addresses set forth below. Such notice shall be deemed effective three (3) days after deposit if sent by first class mail, upon actual receipt if personally delivered or sent by certified mail, or upon confirmed transmission if sent via telefacsimile.

If to Pledgor:                 Markland Technologies, Inc.
222 Metro Center Blvd.
Warwick, Rhode Island 02886
Attn: Mr. Robert Tarini
Facsimile No.: (401) 454-1806
Email: rtarini@aol.com

with copies to:              Greenberg Traurig, LLP
One International Place
Boston, Massachusetts 02110
Attn: Jonathan Bell, Esquire
Facsimile No.: (617) 310-6001
Email: bellj@gtlaw.com

If to Bank:                     Silicon Valley Bank
One Newton Executive Park, Suite 200
2221 Washington Street
Newton, Massachusetts 02462
                                Attn: Mr. Michael Tramack
Facsimile No.: (617) 969-5962
Email: mtramack@svb.com

with copies to:              Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts 02108
Attn: David A. Ephraim, Esquire
Facsimile No.: (617) 880-3456
Email: dephraim@riemerlaw.com

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

The laws of the Commonwealth of Massachusetts shall apply to this Agreement. PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON BANK CANNOT AVAIL ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, PLEDGOR ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN SANTA CLARA COUNTY, CALIFORNIA.

PLEDGOR AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(a)    This Agreement may not be amended or modified except by a written instrument signed by Bank and Pledgor.

(b)    This Agreement and the agreements and instruments executed in connection therewith constitute the entire agreement between Bank and Pledgor with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written.

(c)    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same document.

12.   Termination. This Agreement shall terminate on the earlier to occur of (i) the date which is two (2) years from the Effective Date of the Loan Agreement (the “Release Date”) provided no Event of Default has occurred and is continuing thereunder or (ii) if an Event of Default has occurred and is continuing on the Release Date, immediately upon the cure of such Event of Default. Upon the termination of this Agreement, Bank shall return any certificates for the securities included in the Pledged Collateral to Pledgor, to the extent Bank has possession of same, and shall terminate any control agreements relating to this Agreement.

EXECUTED as a sealed instrument this 4th day of August, 2006 under the laws of the Commonwealth of Massachusetts.

PLEDGOR:

MARKLAND TECHNOLOGIES, INC.

By: /s/ Gino Pereira
Name: Gino Pereira
Title: Chief Financial Officer

BANK:

SILICON VALLEY BANK

By: /s/ Michael Tramack
Name: Michael Tramack
Title: Senior Vice President